SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2005

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-1927 (Commission File Number)	34-0253240 (I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio (Address of principal executive offices)	44316-0001 (Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 8.01. OTHER EVENTS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
Exhibit Index
Exhibit 4.1 Purchase Agreement, Dated June 20, 2005
Exhibit 4.2 Indenture, Dated as of June 23, 2005
Ehxibit 4.3 Registration Rights Agreement, Dated June 23, 2005
EX-99.1
EX-99.2

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

a) Purchase Agreement.

     On June 23, 2005, The Goodyear Tire & Rubber Company (“Goodyear” or the “Company”) completed an offering (the “Offering”) of $400 million aggregate principal amount of its 9.00% Senior Notes due 2015 (the “Notes”) in a transaction under Rule 144A under the Securities Act of 1933 (the “Securities Act”) and Regulation S under the Securities Act. In connection with the Offering, Goodyear entered into a purchase agreement, dated as of June 20, 2005 (the “Purchase Agreement”), with Citigroup Global Markets Inc., BNP Paribas Securities Corp., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Goldman, Sachs & Co., Calyon Securities (USA) Inc., Deutsche Bank Securities, Inc., Natexis Bleichroeder Inc. and KBC Financial Products USA, Inc., as initial purchasers of the Notes (collectively, the “Initial Purchasers”). The Notes are guaranteed by Goodyear’s U.S. and Canadian subsidiaries that also guarantee Goodyear’s obligations under its senior secured credit facilities.

     Goodyear intends to use the proceeds from the Offering of approximately $390 million (after deduction of the Initial Purchasers’ 2.25% discount and payment of offering expenses) to repay the $200 million in borrowings under the Company’s U.S. first lien revolving credit facility, and to replace $190 million of cash that the Company used to pay $516 million principal amount of its 6.375% Euro Notes due 2005 at maturity on June 6, 2005. The Company may then use the $190 million in cash to repay other debt obligations and for general corporate purposes.

     In the Purchase Agreement, Goodyear agreed to indemnify the Initial Purchasers against certain liabilities in connection with the Offering or contribute to payments that the Initial Purchasers may be required to make in respect of those liabilities.

     In the ordinary course of business, the Initial Purchasers and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to Goodyear and its affiliates for which they have received customary compensation and may receive customary compensation in the future. Affiliates of certain of the Initial Purchasers are lenders under certain of the Company’s credit facilities, including its U.S. first lien revolving credit facility. The Company intends to repay its borrowings under the U.S. first lien revolving credit facility with the net proceeds of the Offering.

     The offering and sale of the Notes were not registered under the Securities Act, and the Notes may not be reoffered or resold in the United States absent registration or an applicable exemption from registration requirements.

     A copy of the Purchase Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The descriptions of the material terms of the Purchase Agreement are qualified in their entirety by reference to such exhibit.

(b) Indenture and Notes.

     The Notes were issued under an indenture, dated as of June 23, 2005 (the “Indenture”), between Goodyear and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The Indenture and form of initial note and exchange note, which are attached as exhibits to the Indenture, provide, among other things, that the Notes will be senior unsecured obligations of Goodyear and will rank equally with all of the Company’s unsecured and unsubordinated debt. Interest is payable on the Notes on January 1 and July 1 of each year beginning on January 1, 2006 until the maturity date of July 1, 2015. Prior to July 1, 2010, Goodyear may redeem some or all of the Notes at a redemption price equal to the principal amount of the Notes plus an applicable premium and accrued but unpaid interest. After July 1, 2010, Goodyear may redeem for cash all or a portion of the Notes at redemption prices set forth in the Indenture. In addition, at any time prior to July 1, 2008, Goodyear may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at the redemption price set forth in the Indenture.

     The terms of the Indenture, among other things, limit the ability of Goodyear and certain of its subsidiaries to (i) incur additional debt or issue redeemable preferred stock, (ii) pay dividends, or make certain other restricted payments or investments, (iii) incur liens, (iv) sell assets, (v) incur restrictions on the ability of the Goodyear’s subsidiaries to pay dividends to Goodyear, (vi) enter into affiliate transactions, (vii) engage in sale and leaseback transactions, and (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets. These covenants are subject to significant exceptions and qualifications. For example, if the Notes are assigned an investment grade rating by Moody’s and S&P and no default has occurred or is continuing, certain covenants will be suspended.

     The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest, breach of covenants or other agreements in the Indenture, defaults in failure to pay certain other indebtedness, and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all of Notes to be due and payable.

     A copy of the Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The descriptions of the material terms of the Indenture and the Notes are qualified in their entirety by reference to such exhibit.

(c) Registration Rights Agreement.

     In connection with the issuance of the Notes, Goodyear entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of June 23, 2005, with the Initial Purchasers. Under the terms of the Registration Rights Agreement, Goodyear agreed for the benefit of the holders of the Notes that it will use its commercially reasonable efforts to file with the Securities and Exchange Commission and cause to become effective a registration statement relating to an offer to (i) exchange the Notes for an issue of registered notes (the “exchange notes”) having substantially the same terms as the Notes, and (ii) exchange the related guarantees for registered guarantees having substantially the same terms as the original guarantees. Goodyear has agreed to use its commercially reasonable efforts to cause the exchange offer to be completed within 270 days after the issuance of the Notes.

     In the Registration Rights Agreement, Goodyear agreed to indemnify the Initial Purchasers and the holders of the Notes against certain liabilities in connection with the exchange offer or registration statement, as the case may be, or contribute to payments that the Initial Purchasers may be required to make in respect of those liabilities.

     See section (a) above for a discussion of the Company’s relationships with the Initial Purchasers.

     A copy of the Registration Rights Agreement is attached as Exhibit 4.3 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The descriptions of the material terms of the Registration Rights Agreement are qualified in their entirety by reference to such exhibit.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     The disclosures above under Item 1.01(b) of this Current Report on Form 8-K relating to the Indenture and the Notes are also responsive to Item 2.03 of this report and are hereby incorporated by reference into this Item 2.03.

ITEM 8.01. OTHER EVENTS

     News releases dated June 20, 2005 and June 23, 2005 announcing the pricing and closing of the Offering are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
4.1	Purchase Agreement, dated June 20, 2005, among Goodyear, certain subsidiaries of Goodyear and Citigroup Global Markets Inc. as representative of the several Purchasers listed therein.

4.2	Indenture, dated as of June 23, 2005 among Goodyear, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee.

4.3	Registration Rights Agreement, dated as of June 23, 2005 among Goodyear, Citigroup Global Markets Inc., BNP Paribas Securities Corp., Credit Suisse First Boston LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Calyon Securities (USA) Inc., Deutsche Bank Securities, Inc., Natexis Bleichroeder Inc. and KBC Financial Products USA, Inc.

99.1	News Release dated June 20, 2005.

99.2	News Release dated June 23, 2005.

THE GOODYEAR TIRE & RUBBER COMPANY
Date: June 24, 2005	By	/s/ C. Thomas Harvie
C. Thomas Harvie
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
4.1	Purchase Agreement, dated June 20, 2005, among Goodyear, certain subsidiaries of Goodyear and Citigroup Global Markets Inc. as representative of the several Purchasers listed therein.

4.2	Indenture, dated as of June 23, 2005 among Goodyear, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee.

4.3	Registration Rights Agreement, dated as of June 23, 2005 among Goodyear, Citigroup Global Markets Inc., BNP Paribas Securities Corp., Credit Suisse First Boston LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Calyon Securities (USA) Inc., Deutsche Bank Securities, Inc., Natexis Bleichroeder Inc. and KBC Financial Products USA, Inc.

99.1	News Release dated June 20, 2005.

99.2	News Release dated June 23, 2005.